Exhibit 10.4

Mr. Adam Cegielski
President
Konigsberg Corporation
70 East Beaver Creek Rd. Suite 30
Richmond, Ontario
L4B 3B2

By Email: A.Cegielski@UraniumHunterCorp.com

May 31, 2007

To Whom It May Concern:

As of todays date the Yoquivo Option Agreement between West Timmins Mining Inc. and Konigsberg Corporation remains in good standing.

Due to the slow pace of the current drilling program, West Timmins Mining, as project operator, hereby grants Konigsberg Corporation a 30 day extension - to June 30, 2007 to have provided sufficient funds to meeting the cumulative exploration expenditure commitment of U.S. $600,000 contemplated under section 1.1.3.B of the Yoquivo Property Option Agreement dated May 31, 2006. To date Konigsberg has provided exploration expenditure funding of $273,672.86 exclusive of property and property tax payments as per the March 31, 2007 statement previously provided.

Should Konigsberg fail to provide the requisite U.S. $326,327.14 in additional exploration funding prior to June 30, 2007 they will be deemed to be in default under the terms Yoquivo Property Agreement.

Sincerely;

“Darin Wagner”

Darin Wagner
President and CEO,
West Timmins Mining Inc.

West Timmins Mining Inc. - 328-550 Burrard Street, Vancouver B.C. V2X 8B9
Phone: (604) 685-8311   Fax: (604) 685-1682  www.westtimminsmining.com